EXHIBIT 3.21

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Inland International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

First: That the board of directors of the Company, by unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions proposing and declaring advisable the following amendment to the certificate of incorporation of the Company:

RESOLVED, that Article First of the Certificate of Incorporation of the Company be and it hereby is amended to read is follows: “First. The name of the Corporation is RYERSON INTERNATIONAL, INC.”

Second: That in lieu of a meeting and vote of stockholders, the sole stockholder of the Company has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and said written consent was filed with the Company.

Third: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

In witness whereof, said Inland International, Inc., caused this certificate to be signed by Frank Beal, its President, and Leslie W. Michael, its Secretary, this 30th day of September, 1998.

INLAND INTERNATIONAL TRADING, INC.,

By:	/s/ Frank H. Beal
Name:	Frank H. Beal
Title:	President

By:	/s/ Leslie W. Michael
Name:	Leslie W. Michael
Title:	Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 01/15/1999 991019114—2355910

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 10/20/1993 733293003—2355910

CERTIFICATE OF INCORPORATION

OF

ISI INTERNATIONAL, INC.

FIRST. The name of the corporation is ISI International, Inc.

SECOND. The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shares shall be without par value.

FIFTH. The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS

Edward C. McCarthy	30 West Monroe Street
Chicago, Illinois 60603

SIXTH. The corporation is to have perpetual existence.

SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

EIGHTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation (subject to the applicable provisions of any Delaware statute) may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Unless the by-laws of the corporation shall so provide, elections of directors need not be by written ballot.

NINTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of October, 1993.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 10/22/1993 733295005—2355910

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

ISI INTERNATIONAL, INC.

I, Edward C. McCarthy, being the sole incorporator of ISI International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That the First Article of the Certificate of Incorporation be and it hereby is amended to read as follows:

“FIRST. The name of the corporation is Inland International, Inc.”

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: That this amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate this 21st day of October, 1993.

/s/ Edward C. McCarthy

Incorporator